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EXHIBIT (a)(2)

Letter of Transmittal
to
Tender Shares of Common Stock
of
The Rottlund Company, Inc.

Pursuant to the Offer to Purchase
Dated January 24, 2002

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON FEBRUARY 22, 2002, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:
Wells Fargo Bank Minnesota, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department (800) 468-9716 (phone) (651) 450-4163 (fax)	Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

        Delivery of this Letter of Transmittal to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as set forth above, will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee, if required, and complete the Substitute Form W-9 set forth below.

        The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank)	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)

	Share Certificate Number(s)(1)	Total Number of Shares Represented by Share Certificate(s)(1)	Number of Shares Tendered(2)

Total Shares Tendered

(1)
     Need not be completed by shareholders who deliver Shares by book-entry transfer ("Book-Entry Shareholders").
(2)
     Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.
/
   /   Check here if Share Certificates have been lost or mutilated. See Instruction 11.

        The names and addresses of the registered holders of the tendered shares should be printed, if not already printed above, exactly as they appear on the Share Certificates (as defined below) tendered hereby.        This Letter of

Transmittal is to be used by shareholders of The Rottlund Company, Inc. if certificates for Shares (as defined herein) are to be forwarded herewith or if delivery of Shares is to be made by book-entry transfer, to the Depositary at Depositary Trust Corporation (herein after referred to as the "Book-Entry Transfer Facility") pursuant to the book-entry transfer procedure described in the section of the Offer to Purchase entitled "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares."        Holders of Shares whose certificates for

such Shares (the "Share Certificates") are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares." See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility will not constitute delivery to the Depositary.TENDER

OF SHARES

/ /	Check here if tendered Shares are being delivered by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility and complete the following (only participants in the Book-Entry Transfer Facility may deliver Shares by book-entry transfer):
Name of Tendering Institution:
Account Number:
Transaction Code Number:
/ /	Check here if tendered Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:
Name(s) of Registered Holder(s):
Window Ticket Number (if any):
Date of Execution of Notice of Guaranteed Delivery:
Name of Eligible Institution that Guaranteed Delivery:

IMPORTANT
Signature(s) of Owner(s)

Name(s)

Capacity (Full Title)
(See Instructions)
Address

(Include Zip Code)
Area Code and Telephone Number
(Please Complete Substitute Form W-9 Included Herein)
Taxpayer Identification or Social Security Number
(See substitute Form W-9)

    Dated:                                                 , 2002

  (Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1 and 5)

Authorized Signature(s)
Name
Name of Firm
Address
(Include Zip Code)
Area Code and Telephone Number

    Dated:                                                 , 2002

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

  To be completed ONLY if the check for the purchase price of Shares accepted for payment are to be issued in the name of someone other than the undersigned.

  Issue Check to:

Name
(Please Print)
Address

(Include Zip Code)

(Tax Identification or Social Security Number) (See Subsitute Form W-9 below)

Account Number:

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

  To be completed ONLY if the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Shares Tendered."

  Mail Check to:

Name
(Please Print)
Address

(Include Zip Code)

(Tax Identification or Social Security Number) (See Subsitute Form W-9 below)

  PAYER'S NAME: WELLS FARGO BANK MINNESOTA, N.A.

Important Tax Information—Substitute Form W-9
Please provide the Taxpayer Identification Number ("TIN") of the person or entity receiving payment for the above described shares. This box must be signed by that person or entity, thereby making the following certification:	Tax ID or Social Security Number
CERTIFICATION—Under penalties of perjury, the undersigned hereby certifies the following:
(1) The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service ("IRS") that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee;
(3) I am a US citizen or US resident alien.
Signature:	Date:

NOTICE TO NON-RESIDENT ALIENS (SHAREHOLDERS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER THAN THE UNITED STATES): THE ENCLOSED W-8BEN FORM MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.

PLEASE READ THE INSTRUCTIONS SET FORTH
IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to The Rottlund Company, Inc., a Minnesota Corporation (the "Company"), the above-described shares of common stock, par value $.10, of the Company (the "Shares") pursuant to the Company's offer to purchase any and all outstanding Shares, at $9.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 24, 2002 (the "Offer to Purchase") and this Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

        Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares that are being tendered hereby, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after January 24, 2002 (collectively, "Distributions") and irrevocably constitutes and appoints Wells Fargo Bank Minnesota, N.A. (the "Depositary") the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (ii) present such Shares (and any and all Distributions) for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions and that, when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of the Company all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Company shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price, the amount or value of such Distribution as determined by the Company in its sole discretion.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

        The undersigned understands that the valid tender of the Shares pursuant to any one of the procedures described in the section of the Offer to Purchase entitled "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares" and in the Instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment).

        Unless otherwise indicated herein in the box entitled "Special Payment Instructions," please issue the check for the purchase price of all Shares purchased, and return all Share Certificates evidencing Shares not purchased or not tendered in the name(s) of the registered holder(s) appearing above under "Description of Shares Tendered." Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail the check for the purchase price of all Shares purchased and all Share Certificates evidencing Shares not tendered or not purchased (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Shares Tendered." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue the check for the purchase price of all Shares purchased and return all Share Certificates evidencing Shares not purchased or not tendered in the name(s) of, and mail such check and Share Certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered holder(s) thereof if the Company does not purchase any of the Shares tendered hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section, includes any participant in the Book-Entry Transfer Facility's systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (b) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

        2.    Requirements of Tender.    This Letter of Transmittal is to be completed by shareholders if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth in the section of the Offer to Purchase entitled "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares." Share Certificates evidencing tendered Shares, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of Shares into the Depositary's account at the Book-Entry Transfer Facility, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in the Offer to Purchase). Shareholders whose Share Certificates are not immediately available, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver all other required documents to the Depositary prior to the Expiration Date, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled "The Tender Offer—Procedures for Accepting the Offer and Tendering Shares." Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Company, must be received by the Depositary prior to the Expiration Date; and (iii) the Share Certificates (or a Book-Entry Confirmation) evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three American Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery. If Share Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

        The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and the risk of the tendering shareholder and the delivery will be deemed made only when actually received by the Depositary (including, in the case of book-entry transfer, receipt of a book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their Shares for payment.

        3.    Inadequate Space.    If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

        4.    Partial Tenders (not applicable to shareholders who tender by book-entry transfer).    If fewer than all of the Shares evidenced by any Share Certificate are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In this case, new Share Certificates for the Shares that were evidenced by your old Share Certificates, but were not tendered by you, will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered unless indicated.

        5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

        If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

        If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made or certificates for Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

        6.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 6, the Company will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the cash is to be made to, and/or if certificate(s) for Shares not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered certificate(s) are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares exchanged unless evidence satisfactory to the Company of the payment of such taxes, or exemption therefrom, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) evidencing the Shares tendered hereby.

        7.    Special Payment and Delivery Instructions.    If a check is to be issued in the name of and/or certificates for Shares not tendered or not accepted for payment are to be issued to, a person other than the signer of this Letter of Transmittal or if a check and/or such certificates are to be returned to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

        8.    Substitute Form W-9.    A tendering shareholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of federal income tax or, alternatively, to establish another basis for exemption from backup withholding.

        If a tendering shareholder is subject to backup withholding, the shareholder must cross out Item (2) of Part 3 of the Certification Box of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the tendering shareholder to a $50 penalty imposed by the Internal Revenue Service and to federal income tax backup withholding at the applicable federal withholding rate of any payments made to the shareholder or other payee, but such withholdings will be refunded if the tendering shareholder provides a TIN within 60 days.

        Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign shareholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

        9.    Requests for Assistance or Additional Copies.    Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, IRS Form W-8 and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at (800) 322-2885, or from brokers, dealers, commercial banks or trust companies.

        10.    Waiver of Conditions.    Subject to the terms and conditions of the Offer, the Company reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

        11.    Lost, Destroyed or Stolen Certificates.    If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary, Wells Fargo Bank Minnesota, N.A. in its capacity as transfer agent for the Shares, at (800) 468-9716. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

        Important: This Letter of Transmittal (or a manually signed facsimile hereof) together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, must be received by the Depositary prior to the Expiration Date and either certificates for tendered Shares must be received by the Depositary or Shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION

        Under the federal income tax law, unless an exemption applies, a shareholder whose tendered Shares are accepted for payment is required to provide the Depositary with such shareholder's correct TIN on the Substitute Form W-9 below. If such shareholder is an individual, the TIN is such shareholder's Social Security Number. If a tendering shareholder is subject to backup withholding, such shareholder must cross out Item (2) of Part 3 on the Substitute Form W-9. If the Depositary is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding at the fourth lowest rate of tax applicable to unmarried individuals (currently 30%) (the "Withholding Rate").

        Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual's exempt status. Such a Form W-8 may be obtained from the Depositary. Exempt shareholders, other than foreign individuals, should furnish their TIN, write "Exempt" in Part 2 of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If backup withholding applies, the Depositary is required to withhold a percentage of any reportable payments made to the shareholder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the Depositary of such shareholder's correct TIN (or the TIN of another payee) by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN).

What Number to Give the Depositary

        The shareholder is required to give the Depositary the TIN (e.g., Social Security Number or Employer Identification Number) of the record holder of the Shares. If the Shares are in more than one name, or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should check the box in Part 1(b) and sign, date and return the Substitute Form W-9. If the box in Part 1(b) is checked, the Depositary will withhold from the reportable payments made to the shareholder at the Withholding Rate, but such withholdings will be refunded if the tendering shareholder provides a TIN within 60 days.

        The Letter of Transmittal, Share Certificates for Shares and any other required documents should be sent or delivered by each shareholder of the Company or such shareholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth on the first page.

        Questions and requests for assistance or for additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be directed to the Information Agent at (800) 322-2885 or the Depositary at their number and location listed on the Letter of Transmittal, and will be furnished promptly at the Company's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

        Manually signed facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, Share Certificates and any other required documents should be sent or delivered by each shareholder of the Company or its, his or her broker-dealer, commercial bank, trust company or other nominee to the Depositary as follows:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department (800) 468-9716 (phone) (651) 450-4163 (fax)	Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

        Any questions or requests for assistance concerning, or additional copies of, the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or other related materials may be directed to the Information Agent at the telephone numbers and location listed below. Shareholders may also contact their broker-dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

abcdef
105 Madison Avenue
New York, New York 10016
 proxy@mackenziepartners.com
(212) 929-5500 (Call collect)
or
 Toll-Free (800) 322-2885

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PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
IMPORTANT TAX INFORMATION